EXHIBIT 5.4

April 1, 2010

TO:	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
RE:	ENCANA CORPORATION (“ENCANA”) REGISTRATION STATEMENT ON FORM F-9

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana's petroleum and natural gas reserves as at December 31, 2009, in the registration statement on Form F-9 of Encana Corporation (File No. 333-165626).

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

  Calgary, Alberta